Exhibit 99.1

KULR TECHNOLOGY ANNOUNCES SUPPORT FOR NASA’S ARTEMIS PROGRAM

WITH LAUNCH OF KULR’S CUBESAT LITHIUM-ION BATTERY

-	KULR Battery Product Meets Top Safety Requirements Outlined by JSC 20793 Created by NASA

-	From the International Space Station and the Mars Rover Perseverance Mission to the Artemis Space Program, KULR Continues Close Relationship with NASA To Help Ensure the Safety of Battery Systems, Flight and Exploration of Space

SAN DIEGO / GLOBENEWSWIRE / November 16, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced the launch of its new, CubeSat, SmallSat Lithium-ion (Li-ion) battery pack format to further support the NASA space program and launch of Artemis. From the International Space Station and the Mars Rover Perseverance mission to the new Artemis Space Program, KULR continues its close relationship and contract with NASA helping to ensure the safety of battery systems, flight, and the exploration of space.

With an industry-leading position in safe battery design and testing, and as a major player in the current global electrification movement, KULR is one of few companies that has successfully achieved the stringent requirements and rigorous testing set forth by the JSC 20793 Revision D safety standard created by NASA crewed space missions. This qualification allows for KULR’s products and solutions to be utilized for the Artemis missions as well as other forthcoming, critical voyages. And, as a result of today’s mission success, KULR has established a deepened proof of concept, positioning itself to offer this battery format to customers across various commercial applications. KULR expects to begin accepting consumer orders in Q1 of 2023.

“Our long-standing partnership with NASA to ensure the safety of essential battery systems within the most challenging of environments and conditions has resulted in another breakthrough innovation for the Space program and also for commercial EV market needs,” said Michael Mo, Co-founder and CEO of KULR. “As we look toward our future as a fully integrated energy management platform, we are proud to continue to provide our space-proven test solutions to NASA in support of their vision and reality of manned stations in Lunar orbit, on the moon itself and eventually on Mars.”

KULR’s foundational expertise lies in the development, manufacturing, and licensing of next-generation carbon fiber thermal management technologies for batteries, and the Company has long-developed innovative cooling systems for NASA space missions. This space proven KULR battery pack is passively propagation-resistant and benefits from the Company’s extensively tested Thermal Runaway Shield (“TRS”). In addition to propagation-resistance, the battery pack also prevents flame and effluents from leaving the housing and causing destruction. The standard design of the CubeSat Li-ion battery pack is 100 Watt-hours (“Wh”) with a maximum capacity of 7 Amp-hours (“A×h”) and is constructed using high-performance Molicel 18650-M35A cells. Additionally, cell quantity and associated energy capacity of KULR’s battery pack format can be adjusted to meet various customer electrical requirements.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time.  In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
Main: (410) 825-3930
info@chesapeakegp.com